Exhibit 99.1

Northern Technologies International Corporation

4201 Woodland Road, P.O. Box 69

Circle Pines, MN 55014

www.ntic.com

FOR IMMEDIATE RELEASE

Tuesday, April 8, 2008

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
ANNOUNCES SECOND QUARTER EARNINGS UP 47%

MINNEAPOLIS (Apr. 8, 2008) – Northern Technologies International Corporation (AMEX: NTI) today announced second quarter earnings of $659,690, or $0.18 per diluted common share, for the three-month fiscal period ended February 29, 2008, an increase of 47 percent over the $448,203, or $0.12 per diluted common share reported in the comparable period in fiscal 2007.

Fiscal year-to-date earnings totaled $1,317,886, or $0.35 per diluted common share, a decrease of 8.4 percent versus net income of $1,438,427, or $0.39 per diluted common share, in the comparable period in fiscal 2007.

Results for the current fiscal year-to-date period decreased primarily as a result of a one-time gain on the sale of assets of $724,495 during the first six months of fiscal 2007.  Excluding that item, net income increased 84.6 percent during the first six months of fiscal 2008 compared to the same period of fiscal 2007.

Consolidated net sales in North America for the second quarter of fiscal 2008 totaled approximately $2.8 million compared to $3.9 million in the same period in fiscal 2007, a decrease of approximately 28.9 percent.  Consolidated net sales in North America for the fiscal 2008 year-to-date period totaled approximately $6.2 million compared to $8.5 million in the same period in fiscal 2007, a decrease of approximately 26.5 percent.  The decline in net sales for both periods was primarily the result of the anticipated loss of a significant customer of the company’s React-NTI, LLC subsidiary.  This development, however, had a minimal impact on the company’s net income. The company anticipates that its net sales will continue to decrease significantly during the remainder of fiscal 2008 relative to fiscal 2007 as a result of the loss of its React-NTI customer.  However, NTIC does not expect that the decrease will have a material adverse effect on NTIC’s future net income.

“Despite the anticipated decrease in our consolidated net sales in this past two quarters and the anticipated decrease over the next two quarters compared to the respective prior fiscal year periods, our bottom line reflects strong momentum in our core business in corrosion protection, specifically as it relates to the success of our international joint ventures,” said G. Patrick Lynch, NTIC president and chief executive officer.  “It is certainly our goal to make up for this shortfall in sales in North America with increased sales of new technology, specifically, sales of our new Natur-Tec™ (biodegradable plastic) products and Polymer Energy™ (waste-plastic to oil conversion) machines, which we have just launched in India and Thailand.”

In addition to Zerust® products and services, NTIC’s consolidated net sales in North America for the six months ended February 29, 2008 included $102,707 in sales of NTIC’s Natur-Tec™ products, which are part of NTIC’s new biodegradable and compostable plastics line.  These were the first sales of this new product line, most of which were initial sales to new customers.

Sales of NTIC’s Zerust® and Natur-Tec™ products increased 4.3 percent or $246,395 to $5,962,997 during the six months ended February 29, 2008 compared to $5,716,602 during the six months ended February 28, 2007.

NTIC’s international business continues to expand as total net sales of all of NTIC’s joint ventures increased 25.0 percent to $49,091,121 during the six months ended February 29, 2008 compared to $39,272,049 during the six months ended February 28, 2007.  NTIC’s income from its corporate joint ventures and holding companies increased 100.0 percent to $2,636,366 for the six months ended February 29, 2008 compared to $1,318,436 for the six months ended February 28, 2007.

“We are now focused on our top-line growth by expanding our core corrosion inhibiting technologies, including solutions targeted at the oil and gas industry,” Lynch said.

NTIC’s working capital was $5,083,555 at February 29, 2008, including $461,161 in cash and cash equivalents.  Additionally, as of February 29, 2008, NTIC did not have any borrowings under its $1,500,000 revolving credit facility.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
NORTH AMERICAN OPERATIONS:
Sales	$2,762,856	$3,884,895	$6,248,441	$8,502,269
Cost of goods sold	1,609,954	2,459,064	3,703,645	5,404,119
Gross profit	1,152,902	1,425,831	2,544,796	3,098,150

Operating expenses:	1,702,443	1,659,789	3,567,512	3,336,751

NORTH AMERICAN OPERATING LOSS	(549,541)	(233,958)	(1,022,716)	(238,601)

INCOME FROM ALL CORPORATE JOINT VENTURES AND HOLDING COMPANIES	1,427,064	866,625	2,636,366	1,318,436

INTEREST INCOME	424	766	919	1,701
INTEREST EXPENSE	(40,592)	(47,483)	(72,115)	(90,364)
OTHER INCOME	6,825	6,281	14,757	8,374
GAIN ON SALE OF ASSETS	4,000	1,700	5,529	726,195

	Three Months Ended		Six Months Ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
MINORITY INTEREST	508	2,272	22,146	(7,314)

INCOME BEFORE INCOME TAX EXPENSE	848,690	596,203	1,584,886	1,718,427

INCOME TAX EXPENSE	189,000	148,000	267,000	280,000

NET INCOME	$659,690	$448,203	$1,317,886	$1,438,427

NET INCOME PER COMMON SHARE:
Basic	$0.18	$0.12	$0.36	$0.40
Diluted	$0.18	$0.12	$0.35	$0.39

Composite financial information from the audited and unaudited financial statements of the Company’s joint ventures carried on the equity basis is summarized as follows:

	February 29, 2008	August 31, 2007
Current assets	$46,506,829	$42,767,569
Total assets	54,161,591	49,312,491
Current liabilities	17,160,559	14,939,496
Noncurrent liabilities	4,890,820	4,971,199
Joint ventures’ equity	32,110,212	29,401,796
Northern Technologies International Corporation’s share of Corporate Joint Ventures’ equity	$15,209,786	$13,602,842

	February 29, 2008	February 28, 2007
Net sales	$49,091,121	$39,272,049
Gross profit	22,542,934	18,925,025
Net income	3,259,635	3,133,779
Northern Technologies International Corporation’s share of equity in income of Corporate Joint Ventures	$1,867,856	$1,629,734

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), NTIC uses certain non-GAAP financial measures.  In this release, NTIC uses the non-GAAP financial measure, net income, excluding the one-time gain on sale of assets during the first six months of fiscal 2007.  NTIC  uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges.  NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period.  Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP.  When analyzing NTIC’s operating performance, investors should not consider NTIC’s net income, excluding the one-time gain on sale of assets during the first six months of fiscal 2007, as a substitute for NTIC’s net income prepared in accordance with GAAP.  In addition, investors should note that any non-GAAP financial measures used by NTIC may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever NTIC uses historical non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. A reconciliation of NTIC’s net income, excluding the one-time gain on sale of assets during the first six months of fiscal 2007, to NTIC’s net income is as follows.

Reconciliation Between Reported Net Income and Adjusted Net Income

	Six Months Ended
	February 29, 2008	February 28, 2007
Reported Net Income	$1,317,886	$1,438,427
Gain on Sale of Building	—	724,495
Adjusted Net Income (non-GAAP financial measure)	$1,317,886	$713,932

About Northern Technologies International Corporation

Northern Technologies International Corporation focuses on developing, marketing and selling proprietary environmentally responsible materials science based products and technical services directly and via a network of independent distributors, manufacturers’ representatives and joint ventures in over 50 countries. NTIC manufactures, markets and sells primarily rust and corrosion inhibiting products and services for automotive, electronics, electrical, mechanical and military applications, sold under the brand names Zerust® and EXCOR®.  NTIC also offers direct, worldwide on-site technical support on rust and corrosion issues.  NTIC’s technical service representatives work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements.  In addition to Zerust® products and services, NTIC’s consolidated net sales in North America for the six months ended February 29, 2008 included sales of NTIC’s Natur-Tec™ products, which are part of NTIC’s new biodegradable and compostable plastics line.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about the effects of the loss of a customer on NTIC’s consolidated net sales and net income for fiscal 2008, NTIC’s effort to increase net sales by expanding the application of its corrosion inhibiting technology into the oil and gas industry and new bioplastics product line including biodegradable and compostable plastics and process technology that converts waste plastics back into diesel, gasoline and mid-distillates, and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: the contraction of the U.S. automobile industry and its adverse effect on the demand for NTIC’s Zerust® products, the failure of NTIC to realize any benefits, financial or otherwise, from its efforts to expand the application of its corrosion inhibiting technology into the oil and gas industry and its product line, the difficulties and risks associated with NTIC’s international operations and its corporate joint ventures, and NTIC’s reliance on its joint ventures for distributions and fees for technical services.  More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces.  Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please contact:

Matthew Wolsfeld

Chief Financial Officer

Northern Technologies International Corporation

(763) 225-6600